As filed with the Securities and Exchange Commission on August 7, 2013

Registration No. 333-187968

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

URS CORPORATION*

(Exact Name of Each Registrant as Specified in Its Charter)

Delaware	8711	94-1381538
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(415) 774-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph Masters

General Counsel and Secretary

URS CORPORATION

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(415) 774-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Steven B. Stokdyk

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

*	The Companies listed on the next page in the table of additional registrants are also included in this registration statement as additional Registrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
URS FOX US LP	8711	Delaware	45-4737569
B.P. BARBER & ASSOCIATES INC.	8711	South Carolina	57-0262530
E.C. DRIVER & ASSOCIATES INC.	8711	Florida	59-2375705
FORERUNNER CORPORATION	8711	Colorado	84-1344715
URS CONSTRUCTION SERVICES, INC.	8711	Florida	59-3662286
URS CORPORATION – NORTH CAROLINA	8711	North Carolina	94-3410041
URS CORPORATION	8711	Nevada	94-1716908
URS CORPORATION GREAT LAKES	8711	Michigan	38-1776252
URS CORPORATION SOUTHERN	8711	California	59-2087895
URS ENERGY & CONSTRUCTION, INC.	8711	Ohio	34-0217470
URS GLOBAL HOLDINGS, INC.	6719	Nevada	27-0574544
URS GROUP, INC.	8711	Delaware	94-3077384
URS HOLDINGS, INC.	6719	Delaware	95-4316617
URS INTERNATIONAL PROJECTS, INC.	8711	Nevada	94-3128864
URS ALASKA, LLC	8711	Alaska	26-2223260
WASHINGTON DEMILITARIZATION COMPANY, LLC	8711	Delaware	20-2047819
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC	8711	Delaware	82-0507248
WASHINGTON OHIO SERVICES LLC	8711	Nevada	82-0528103
EG&G DEFENSE MATERIALS, INC.	8711	Utah	87-0468639
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.	8711	Delaware	52-2236487
URS FEDERAL SERVICES, INC.	8711	Delaware	27-1628265
URS FEDERAL SERVICES INTERNATIONAL, INC.	8711	Delaware	27-1816795
URS FEDERAL SUPPORT SERVICES, INC.	8711	Delaware	27-0031024
URS FEDERAL TECHNICAL SERVICES, INC.	8711	Delaware	51-0391628
RUST CONSTRUCTORS INC.	8711	Delaware	13-2740970

URS CORPORATION – OHIO	8711	Ohio	34-0939859
URS NUCLEAR LLC	8711	Delaware	26-3899844
AMAN ENVIRONMENTAL CONSTRUCTION, INC.	1799	California	95-4415779
CLEVELAND WRECKING COMPANY	1795	Delaware	31-0244320
SIGNET TESTING LABORATORIES, INC.	8711	Delaware	94-3297332
URS CORPORATION – NEW YORK	8711	New York	11-1445800
URS OPERATING SERVICES, INC.	8711	Delaware	94-3216333
WGI GLOBAL INC.	8711	Nevada	82-0342614
URS E&C HOLDINGS, INC.	8711	Delaware	26-1320627
URS INTERNATIONAL, INC.	8711	Delaware	94-3128864
URS RESOURCES, LLC	6719	Delaware	16-1627792
URS PROFESSIONAL SOLUTIONS LLC	8711	Delaware	82-0510442

*	All of the subsidiaries of URS Corporation that are the guarantors of the notes are 100% wholly owned by URS Corporation. Such guarantees are full and unconditional and joint and several. The guarantee of a subsidiary guarantor will, so long as no event of default shall have occurred and be continuing with respect to the new notes, be automatically and unconditionally released and discharged without any action on the part of the trustee or the holders of the new notes in the situations set forth in the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2013

PROSPECTUS

$1,000,000,000

$400,000,000 3.850% Senior Notes due 2017,

$600,000,000 5.000% Senior Notes due 2022,

Guarantees by Guarantors named herein

URS CORPORATION

URS FOX US LP

Offer to exchange our 3.850% Senior Notes due 2017 and our 5.000% Senior Notes due 2022 and the guarantees by the guarantors named herein, which have been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 3.850% Senior Notes due 2017 and our 5.000% Senior Notes due 2022 issued on March 15, 2012 (CUSIP No: 903243AA1 and U9154LAA3, and 903243AB9 and U9154LAB1, respectively) and the guarantees by the guarantors named herein

The exchange offer and withdrawal rights will expire at 5:00 P.M.,

Eastern time, on             , 2013 (which date shall be 21 business days after commencement), unless extended.

We are offering to exchange up to $400,000,000 aggregate principal amount of our new 3.850% Senior Notes due 2017 (the “2017 notes”) and the guarantees thereof, and up to $600,000,000 aggregate principal amount of our new 5.000% Senior Notes due 2022 (the “2022 notes”) and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), referred to in this prospectus as the “new notes,” for any and all of our outstanding 3.850% Senior Notes due 2017 and the guarantees thereof, and 5.000% Senior Notes due 2022 and the guarantees thereof, issued on March 15, 2012 (CUSIP No: 903243AA1 and U9154LAA3, and 903243AB9 and U9154LAB1, respectively), which notes are referred to in this prospectus as the old notes. The new notes and the old notes are collectively referred to in this prospectus as the “notes.”

We issued the old notes and the related guarantees on March 15, 2012 in a transaction not requiring registration under the Securities Act. We are offering you new notes and the related guarantees, with terms substantially identical to those of the old notes and the related guarantees, in exchange for old notes and the related guarantees in order to satisfy our registration obligations from that previous transaction. If you fail to tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

See “Risk Factors” starting on page 7 of this prospectus for a discussion of risks associated with the exchange of old notes for the new notes offered hereby.

We will exchange new notes for all old notes that are validly tendered and not withdrawn before expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in “The Exchange Offer—Procedures for Tendering.”

The terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. See “Description of the New Notes” for more details on the terms of the new notes.

We will not receive any proceeds from the exchange offer.

There is no established trading market for the new notes or the old notes.

The exchange of old notes for new notes will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See “Plan of Distribution.”

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. By so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            , 2013

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the notes. All references in this prospectus to “we,” “us,” “our” and the “Issuers” refer to Parent and its subsidiaries on a consolidated basis, including URS Fox US LP and the subsidiaries of Parent that are the guarantors of the notes, collectively. Unless the context requires otherwise, all references to “Parent” in this section refer solely to URS Corporation and not to its subsidiaries.

Our Business

We are a leading international provider of engineering, construction and technical services. We offer a broad range of program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to public agencies and private sector clients around the world. We also are a United States (“U.S.”) federal government contractor in the areas of systems engineering and technical assistance, operations and maintenance, and information technology (“IT”) services. With approximately 54,000 employees in a global network of offices and contract-specific job sites in more than 50 countries, we provide services for federal, infrastructure, oil and gas, power and industrial programs and projects. On May 14, 2012, we completed the acquisition of Flint Energy Services Ltd. (“Flint”), a provider of construction and maintenance services to clients in the oil and gas industry. The operations of Flint have now become our new Oil & Gas Division. The acquisition expanded our presence in the oil and gas market sector, most notably in the North American unconventional oil and gas segments of this market.

Parent was originally incorporated in California in 1957 under its former name—Broadview Research Corporation. In 1976, Parent was re-incorporated in Delaware under its current name—URS Corporation. Parent’s headquarters and principal executive offices are located at 600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728, and its telephone number is (415) 774-2700. Parent’s website is located at http://www.urs.com. The information on, or linked to, Parent’s website is not a part of, or incorporated by reference into, this prospectus. You can obtain more information about Parent and its business by reading Parent’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012 and the other reports filed by Parent with the Commission, which are incorporated by reference herein. See “Where You Can Find More Information.”

URS Fox US LP, a Delaware limited partnership, is a wholly owned subsidiary of Parent. It was formed on February 29, 2012 solely for the purpose of being a co-issuer of the old notes and will not have any material operations, assets or revenues. The principal executive offices of URS Fox US LP are located at 600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728, and its primary telephone number is (415) 774-2700.

The Exchange Offer

On March 15, 2012, we completed a private offering of $400,000,000 aggregate principal amount of 3.850% Senior Notes due 2017 and $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2022. As part of that offering, we and the guarantors entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes. Below is a summary of the exchange offer.

Old notes	3.850% Senior Notes due 2017 and 5.000% Senior Notes due 2022 originally issued on March 15, 2012 (CUSIP No: 903243AA1 and U9154LAA3, and 903243AB9 and U9154LAB1, respectively).

New notes	Notes of the same series, the issuance of which has been registered under the Securities Act. The terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Terms of the offer	We are offering to exchange a like amount of new notes for our old notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $1,000,000,000 aggregate principal amount of old notes outstanding. We will issue new notes promptly after the expiration of the exchange offer.

Expiration time	The exchange offer will expire at 5:00 P.M., Eastern time, on , 2013 (which date shall be 21 business days after commencement), unless extended.

Procedures for tendering

To tender old notes, you must complete and sign a letter of transmittal in accordance with the instructions contained in it and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See “The Exchange Offer—Procedures for Tendering.”

Letters of transmittal and certificates representing old notes should not be sent to us. Such documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See “The Exchange Offer—Exchange Agent.”

Acceptance of old notes for exchange; issuance of new notes	Subject to the conditions stated in “The Exchange Offer—Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are properly tendered in the exchange offer before the expiration time. The new notes will be delivered promptly after the expiration time.

Interest payments on the new notes	The new notes will bear interest from the most recent date through which interest has been paid on the old notes. If your old notes are accepted for exchange, then you will receive interest on the new notes and not on the old notes.

Withdrawal rights	You may withdraw your tender at any time before the expiration time.

Conditions to the exchange offer	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our reasonable discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes. See “The Exchange Offer—Conditions to the Exchange Offer” for more information.

Resales of new notes	Based on interpretations by the staff of the Securities and Exchange Commission, or SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
	•	you are acquiring the new notes in the ordinary course of your business;
	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes;
	•	you are not an “affiliate” of ours; and
	•	you are not a broker-dealer that acquired any of its old notes directly from us.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your old notes in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your old notes unless such sale is made pursuant to an exemption from such requirements.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the new notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

See “The Exchange Offer—Resales of New Notes.”

Exchange agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of proceeds	We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See “Use of Proceeds” and “The Exchange Offer—Fees and Expenses.”

The New Notes

The terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. Where we refer to “notes” in this prospectus, we are referring to both the old notes and the new notes.

Notes offered	Up to $400,000,000 aggregate principal amount of 3.850% Senior Notes due 2017 and up to $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2022, which have been registered under the Securities Act. Each series of new notes will be fully fungible with, and consolidated with and form a single series with, the corresponding series of old notes.

Maturity date	The 2017 notes will mature on April 1, 2017. The 2022 notes will mature on April 1, 2022.

Listing	We do not intend to apply for listing of the new notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Interest

Interest on the 2017 notes will accrue at 3.850% per annum. Interest on the 2022 notes will accrue at 5.000% per annum.

Interest on the notes will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on April 1, 2013.

Guarantees	The notes will be fully and unconditionally guaranteed on a joint and several basis by each of the current and future 100% wholly owned domestic subsidiaries of Parent that are guarantors under Parent’s existing credit facility or that are domestic obligors or domestic guarantors, individually or collectively under any other future Indebtedness (as defined in “Description of the New Notes—Certain Covenants”) of Parent or Parent’s wholly owned domestic subsidiaries in excess of $100.0 million. Each guarantee will:
	•	be a senior obligation of that guarantor and rank equally in right of payment with all existing and future senior indebtedness of that guarantor;
	•	be senior in right of payment to all existing and future subordinated indebtedness of that guarantor; and
	•	be effectively subordinated to any secured indebtedness of that guarantor to the extent of the value of the assets of the guarantor that secures such indebtedness.

The notes will be structurally subordinated in right of payment to all indebtedness and other liabilities of Parent’s non-guarantor subsidiaries and Parent’s foreign subsidiaries.

The guarantee of a subsidiary will, so long as no event of default shall have occurred and be continuing with respect to the new notes, be automatically and unconditionally released and discharged without any action on the part of the trustee or the holders of the new notes in the situations set forth in “Description of New Notes —Guarantees.”

Ranking	The notes will be our senior unsecured obligations and will:

	•	rank equally in right of payment with all of our existing and future senior indebtedness, including Parent’s existing credit facility;
	•	rank senior in right of payment with any of our future subordinated indebtedness;

	•	be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

	•	be structurally subordinated to all indebtedness and other liabilities of our subsidiaries that do not guarantee the notes; and

	•	be guaranteed as described under “—Guarantees.”

Change of Control	If we experience a Change of Control Triggering Event (as defined in “Description of the New Notes—Repurchase Upon a Change of Control Triggering Event”), we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the New Notes—Repurchase Upon a Change of Control Triggering Event.”

Optional redemption	We may redeem the notes, in whole or in part at any time and from time to time, at a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium. In addition, we may redeem all or a portion of the 2022 notes at any time on or after the date that is three months prior to the maturity date of the 2022 notes, at a redemption price equal to 100% of the principal amount of the 2022 notes to be redeemed. See “Description of the New Notes—Optional Redemption.”

Certain Covenants	The indenture governing the notes contains certain covenants that restrict the ability of the Issuers and certain of Parent’s subsidiaries, with certain exceptions, to:
	•	merge with or into or sell all or substantially all of such entity’s assets to other entities;
	•	incur liens on Principal Property (as defined in “Description of the New Notes—Certain Covenants”); and
	•	engage in sale and leaseback transactions with respect to Principal Property.

However, at the time of this prospectus, neither we nor Parent’s subsidiaries has any property that constitutes a “Principal Property” as such term is defined in “Description of the New Notes—Certain Covenants.”

Form and denominations	We will issue the new notes in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the new notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold a beneficial interest in one or more of the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated new notes.

Trustee	U.S. Bank National Association.

Consolidated Ratios of Earnings to Fixed Charges

The following table contains Parent and its subsidiaries’ consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended					Three Months Ended
	December 28, 2012	December 30, 2011 (1)	December 31, 2010	January 1, 2010	January 2, 2009	March 29, 2013	March 30, 2012
	(Dollars in Millions)
Consolidated ratio of earnings to fixed charges	3.7	N/A	4.3	3.7	2.6	3.1	4.5
Deficiency	—	$(506.2)	—	—	—	—	—

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, the amortization of debt discount and such portion of rental expense that is attributable to interest expense. Interest component of rental expense is estimated to equal one-third of such expense, which is considered a reasonable approximation of the interest factor. Earnings consist of income before income taxes and equity in income of unconsolidated joint ventures plus fixed charges.

(1)	Earnings for the year ended December 30, 2011 were inadequate to cover fixed charges. The coverage deficiency was $506.2 million.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 28, 2012 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2013 and June 28, 2013, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get copies of these reports. Additional risks related the new notes are described in this prospectus and may also be described in a prospectus supplement. Before tendering old notes in the exchange offer, you should carefully consider the risk factors we describe in this prospectus and any prospectus supplement and in any report incorporated by reference into this prospectus or such prospectus supplement, including any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Any or all of these risk factors could have a material adverse effect on our business, financial condition, results of operations or liquidity. Furthermore, although we discuss key risks in the following risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to the New Notes

Increased leverage may harm our financial condition and results of operations.

As of December 28, 2012, Parent and its subsidiaries had approximately $5,023.5 million of total liabilities on a consolidated basis. Parent and its subsidiaries may incur additional indebtedness in the future and, subject to certain limitations, the notes do not restrict future incurrence of indebtedness. Any future increase in Parent’s level of indebtedness will have several important effects on Parent’s future operations, including, without limitation, the following:

•	Parent will have additional cash requirements in order to support the payment of interest on its outstanding indebtedness;

•	increases in Parent’s outstanding indebtedness and leverage may increase Parent’s vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

•	Parent’s ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited;

•	Parent’s flexibility in planning for, or reacting to, changes in its business and its industry may be limited; and

•	Parent’s flexibility to make acquisitions and develop technology may be limited.

Parent’s ability to make payments of principal and interest on its indebtedness depends upon the Parent and its subsidiaries’ future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting the Parent and its subsidiaries’ consolidated operations, many of which are beyond its control. If the Parent and its subsidiaries are unable to generate sufficient cash flow from operations in the future to service its debt, Parent may be required, among other things, to:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of its indebtedness;

•	sell selected assets;

•	reduce or delay planned capital expenditures; or

•	reduce or delay planned operating expenditures.

Such measures might not be sufficient to enable Parent to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

The Parent and its subsidiaries’ financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend in large part on the Parent and its subsidiaries’ financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Please read this prospectus and the documents incorporated by reference in this prospectus for a discussion of some of the factors that could affect Parent’s financial and operating performance.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. In addition, the definition of the term “Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If Parent were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our ability or the ability of Parent’s non-issuer subsidiaries to issue securities or otherwise incur indebtedness that would be senior to Parent’s equity interests in us or in Parent’s non-issuer subsidiaries and, therefore, rank effectively senior to the notes;

•	limit our ability or the ability of Parent’s non-issuer subsidiaries to service indebtedness;

•	restrict Parent’s ability to repurchase or prepay any other of Parent’s securities or other indebtedness; or

•	restrict Parent’s ability to make investments or to repurchase or pay dividends or make other payments in respect of its common stock.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict Parent’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes and subsidiary guarantees are effectively subordinated to the indebtedness of Parent’s subsidiaries that are not guaranteeing the notes.

We expect that only certain of Parent’s subsidiaries will guarantee our payment obligations on the notes. The right of any subsidiary of Parent that is a guarantor to participate in any distribution of assets of any non-guarantor subsidiary upon that subsidiary’s dissolution, winding-up, liquidation, reorganization or otherwise is subject to the prior claims of the creditors of that subsidiary. Therefore, the notes and subsidiary guarantees will be effectively subordinated to all indebtedness and other obligations of Parent’s non-guarantor subsidiaries (excluding any amounts owed by such subsidiaries to Parent or any subsidiary of Parent that is a guarantor). Parent’s non-guarantor subsidiaries are separate legal entities and have no obligations to pay any amounts due on the notes. As of December 28, 2012, Parent’s non-guarantor subsidiaries had approximately $366.7 million of indebtedness outstanding.

The notes and related guarantees may be subject to prior claims of any secured creditors and, if a default occurs, we and the guarantors may not have sufficient funds to fulfill our obligations under the notes.

The notes and the related guarantees are our and the guarantors’ general senior unsecured obligations, ranking equally with all of our and the guarantors’ other existing and future senior unsecured indebtedness, including Parent’s existing credit facility. The indenture governing the notes permits us and the guarantors to incur additional secured debt under specified circumstances. In addition, if Parent’s corporate family rating or the senior unsecured rating from Moody’s Investors Services, Inc. (“Moody’s”) is at or below Ba2 or if Parent’s corporate family rating from Standard & Poor’s Ratings Services (“S&P”) is at or below BB, Parent’s existing credit facility requires Parent to provide security to the lenders thereunder in the form of all equity interests of domestic borrowers and each subsidiary guarantor’s direct subsidiaries, provided that the pledge of first-tier foreign subsidiaries is capped at 65%. Upon Parent’s corporate family rating from S&P being above BB and no default having occurred or continuing, such security will be released by the lenders to Parent. If we or the guarantors incur any secured debt, all or a portion of our assets and the assets of such guarantors will be subject to prior claims by secured creditors. In the event of our or such guarantors’ bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the notes and the guarantees only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our or such guarantors’ remaining assets ratably with all of our and such guarantors’ other unsecured and senior creditors.

Neither we nor any of Parent’s subsidiaries has any properties that currently constitute a “Principal Property” under the indenture governing the notes.

The indenture governing the notes contains covenants that restrict our ability, and the ability of certain of Parent’s subsidiaries, to incur liens on or engage in sale and leaseback transactions with respect to any Principal Property. However, as of the date of this prospectus, neither we nor any of Parent’s subsidiaries has any property that constitutes a “Principal Property” as such term is defined in “Description of the New Notes—Certain Covenants.” Accordingly, until we or any of Parent’s subsidiaries has property that constitutes Principal Property, these covenants will effectively not restrict us.

The indenture does not restrict the amount of additional debt that Parent or Parent’s subsidiaries may incur.

The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by Parent or Parent’s subsidiaries, including URS Fox US LP. The incurrence of additional debt by Parent or Parent’s subsidiaries, including URS Fox US LP, may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

A substantial portion of Parent’s operations are conducted through, and a substantial portion of Parent’s consolidated assets are held by, Parent’s subsidiaries and joint ventures.

A substantial portion of Parent’s consolidated assets are held by its subsidiaries and joint ventures. Accordingly, Parent’s ability to service its debt, including the notes, depends partially on the results of operations of Parent’s subsidiaries and joint ventures and upon the ability of such subsidiaries and joint ventures to provide Parent with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on Parent’s obligations, including the notes. Parent’s subsidiaries and joint ventures are separate and distinct legal entities and, except for the subsidiaries which are guaranteeing the notes, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the notes. In addition, dividends, loans or other distributions to Parent from such subsidiaries or joint ventures may be subject to contractual and other restrictions and are subject to other business considerations.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event in accordance with the indenture, which would result in a default under the notes.

Upon the occurrence of a Change of Control Triggering Event under the indenture governing the notes, we will be required to offer to repurchase the notes at a price of 101% of the aggregate principal amount of the notes outstanding on the date of such change of control plus accrued and unpaid interest. However, we may not have sufficient funds to repurchase the notes. In addition, our ability to repurchase the notes may be limited by law or the terms of other agreements relating to our indebtedness. The failure to make such repurchase in accordance with the indenture would result in a default under the notes and could result in a default under other indebtedness of Parent and its subsidiaries.

Ratings of the notes may not reflect all risks of an investment in the notes.

The notes will be rated by at least two nationally recognized statistical rating organizations. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not reflect analysis or recommendations as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading values of, your notes.

Federal and state fraudulent transfer laws may permit a court to void any guarantee, and, if that occurs, you may not receive any payments on such guarantee.

Federal and state fraudulent transfer and conveyance statutes may apply to the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, a guarantee may be voided as a fraudulent transfer or conveyance if (l) the guarantor incurred or transferred the guarantee with the intent of hindering, delaying or defrauding creditors or (2) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on its business;

•	the guarantor intended to, or believed that it would, incur debts beyond its ability to pay as they mature; or

•	the guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the guarantee or subordinate the guarantee to the guarantor’s presently existing and future indebtedness, or require the holders of the notes to repay any amounts received with respect to any such guarantee. If it is found that a fraudulent transfer or conveyance has occurred, you may not receive any repayment on the notes with respect to such guarantee.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or retires or redeems equity securities issued by the debtor.

We cannot be certain of the standards that a court would use to determine whether reasonably equivalent value or fair consideration was received or whether or not a guarantor was solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of its guarantees would not be voided or subordinated to any of its other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The guarantees will contain a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. However, this provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws.

There may be no public trading markets for the notes, which may limit your ability to sell the notes.

The notes of each series are a new issue of securities for which there is currently no established trading market. A market for such notes may not develop or, if one does develop, it may not be maintained. If a market develops, such notes could trade at prices that may be higher or lower than the initial offering price or the price at which you purchased the notes, depending on many factors, including prevailing interest rates, Parent’s financial performance, the amount of indebtedness we have outstanding, the market for similar securities, the redemption, if any, and repayment features of such notes to be sold and the time remaining to maturity of your notes. We have not applied and do not intend to apply for listing the notes of either series on any securities exchange or any automated quotation system. If active markets for the notes fail to develop or be sustained, the trading prices and liquidity of the notes could be adversely affected.

Risks Related to the Exchange Offer

You may have difficulty selling the old notes you do not exchange.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the old notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We do not intend to register any old notes not tendered in the exchange offer and, upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market, if any, for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (2) resells new notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive new notes in the exchange offer if the exchange offer procedure is not followed.

We will issue the new notes in exchange for your old notes only if you tender the old notes and deliver a properly completed and duly executed letter of transmittal and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf.

FORWARD-LOOKING STATEMENTS

The information in this prospectus includes certain forward-looking statements. All statements, other than statements of historical or present facts, that address activities, events, outcomes, business strategies and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements represent management’s current belief, based on currently available information, as to the outcome and timing of future events. They involve known and unknown risks, uncertainties and other factors—many of which we are unable to predict or control—that may cause our actual results, performance or achievements, or industry results, to be materially different from those expressed or implied by forward-looking statements. Such factors include, but are not limited to, the risks described in the “Risk Factors” section of this prospectus, Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 28, 2012 and “Forward-Looking Statements” under Item 1 of Part I of our Annual Report on Form 10-K for the fiscal year ended December 28, 2012.

When considering forward-looking statements, a reader should keep in mind the risk factors and other cautionary statements included and incorporated by reference in this prospectus. Should one or more of the risks and uncertainties described in this prospectus or our Annual Report occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim any obligation to update any information contained in a forward-looking statement or any forward-looking statement in its entirety and, therefore, disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will not receive proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table contains Parent and its subsidiaries’ consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended					Three Months Ended
	December 28, 2012	December 30, 2011 (1)	December 31, 2010	January 1, 2010	January 2, 2009	March 29, 2013	March 30, 2012
	(Dollars in Millions)
Consolidated ratio of earnings to fixed charges	3.7	N/A	4.3	3.7	2.6	3.1	4.5
Deficiency	—	$(506.2)	—	—	—	—	—

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, the amortization of debt discount and such portion of rental expense that is attributable to interest expense. Interest component of rental expense is estimated to equal one-third of such expense, which is considered a reasonable approximation of the interest factor. Earnings consist of income before income taxes and equity in income of unconsolidated joint ventures plus fixed charges.

(1)	Earnings for the year ended December 30, 2011 were inadequate to cover fixed charges. The coverage deficiency was $506.2 million.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the sale of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we and the guarantors agreed to file and to use our commercially reasonable efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the new notes in exchange for old notes. The terms of the new notes are identical in all material respects to those of the old notes, except that the new notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See “Description of the New Notes” and “Description of the Old Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by the Depository Trust Company, or DTC, who desires to deliver such old notes by book-entry transfer at DTC.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Terms of the Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $400,000,000 aggregate principal amount of 3.850% Senior Notes due 2017 and $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2022 are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., Eastern time, on             , 2013 (which date shall be 21 business days after commencement). However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., Eastern time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to U.S. Bank National Association, the exchange agent, at the address listed under the heading “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must:

•	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time; or

•

deliver a timely confirmation of book-entry transfer of the old notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the new notes are being acquired in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the new notes.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or old notes to us.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account, including by means of DTC’s Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of new notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration time, the exchange agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

1.	stating the name and address of the holder of old notes and the amount of old notes tendered,

2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration time.

Determination of Validity

We will determine in our reasonable discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine.

Neither we nor the exchange agent (or any other person) will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we nor the exchange agent (or any other person) will incur any liability for failing to give notification of any defect or irregularity.

Other Rights

While we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under “—Conditions of the Exchange Offer,” and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the new notes or return old notes not properly tendered promptly after the expiration or termination of the exchange offer. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

In all cases, issuance of new notes for old notes will be made only after timely receipt by the exchange agent of:

•	certificates for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

The new notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged or, if no interest has been paid on the old notes, from the date of the initial issuance of the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date through which interest has been paid or, if no interest has been paid on the old notes, from the date of initial issuance of the old notes. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tenders of old notes may be withdrawn at any time before the expiration time.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration time. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. New notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt and of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC that permits the new notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder that is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•

a banking moratorium shall have been declared by United States federal or New York State authorities that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred that is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with the acceptance for exchange or with the exchange.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. If we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or existed, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. See “—Expiration, Extension and Amendment” above.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes; and

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above three requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	may not rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the new notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of new notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION

AS EXCHANGE AGENT

By Facsimile for Eligible Institutions: (213) 615-6197 Attention: Ms. Paula Oswald Confirm by Telephone: (213) 615-6043	By Mail/Overnight Courier/Hand: U.S. Bank National Association c/o U.S. Bank National Association 633 West Fifth Street, 24th Floor Los Angeles, CA 90071 Attention: Ms. Paula Oswald

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

DESCRIPTION OF THE NEW NOTES

General

You can find the definition of certain terms used in this description under the subheading “—Definitions.” We issued the old notes and will issue the new notes pursuant to an indenture among the Issuers, each domestic subsidiary of Parent that is a guarantor named therein, and U.S. Bank National Association, as trustee (the “base indenture”), and certain terms of the new notes will be established pursuant to supplemental indentures to the base indenture (the base indenture, as supplemented by such supplemental indentures, the “indenture”). Except as described below, the terms of the new notes will include those terms stated in the indenture and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (which we refer to as the “TIA”). The new notes are subject to all such terms, and you should refer to the indenture and the TIA for a statement thereof. The following summary of the material provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of terms used below. Upon request, you may obtain a copy of the indenture from us. The new notes will be guaranteed, fully and unconditionally on a joint and several basis, from time to time, by each of Parent’s current and future 100% wholly owned domestic subsidiaries that are guarantors under Parent’s credit facility or that are domestic obligors or domestic guarantors, individually or collectively, under any other future Indebtedness of Parent or its wholly owned domestic subsidiaries in excess of $100.0 million. The guarantee of a subsidiary will, so long as no event of default shall have occurred and be continuing with respect to the new notes, be automatically and unconditionally released and discharged without any action on the part of the trustee or the holders of the new notes in the situations set forth in “—Guarantees.” As used in this “Description of the New Notes,” all references to “we,” “us,” “our,” and the “Issuers” refer to Parent and its subsidiaries on a consolidated basis, including URS Fox US LP and the subsidiaries of Parent that are the guarantors of the notes, collectively. Unless the context requires otherwise, all references to “Parent” in this section refer solely to URS Corporation and not to its subsidiaries.

The indenture will not limit the amount of debt securities that we may issue under the indenture and will provide that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of the applicable series, issue debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and, in some cases, the first interest payment date) as, and ranking equally and ratably with, such notes. Any additional debt securities having such similar terms, together with such notes, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an Event of Default has occurred and is continuing with respect to the new notes.

The new notes of each series will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The new notes of each series will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under “— Book-Entry Delivery and Form,” the new notes will not be issuable in certificated form.

Principal, Maturity and Interest

The 2017 notes will mature on April 1, 2017 and the 2022 notes will mature on April 1, 2022. No sinking funds will be provided with respect to the new notes.

Interest on the 2017 notes will accrue at a rate of 3.850% per annum, and interest on the 2022 notes will accrue at a rate of 5.000% per annum. We will pay interest on the new notes semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2013, until the principal is paid or made available for payment. Interest on the new notes will accrue from the most recent date through which interest has been paid on the new notes or the old notes for which the new notes were exchanged or, if no interest has been paid, from the date of original issuance of the old notes. Interest will be paid to the persons in whose names the new notes are registered at the close of business on March 15 or September 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date or date of maturity of principal of the notes falls on a day that is not a business day, the payment of interest or principal may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity, and no interest will accrue for the period after such nominal date.

Guarantees

The indenture will provide that our payment obligations under the new notes will be fully and unconditionally and on a joint and several basis guaranteed by all of Parent’s current and future 100% wholly owned domestic subsidiaries that are guarantors under Parent’s credit facility or that are domestic obligors or domestic guarantors, individually or collectively, under any other future Indebtedness of Parent or its wholly owned domestic subsidiaries in excess of $100.0 million. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal, state or foreign law.

The guarantee of a subsidiary guarantor will, so long as no Event of Default shall have occurred and be continuing, be automatically and unconditionally released and discharged without any action on the part of the trustee or the holders of the new notes:

(a)	with respect to a subsidiary guarantor which, individually or together with Parent’s other domestic subsidiaries, no longer has any Indebtedness in excess of $100.0 million outstanding and no longer guarantees, individually or together with Parent’s other domestic subsidiaries, any Indebtedness in excess of $100.0 million incurred by Parent or any of Parent’s other wholly owned domestic subsidiaries;

(b)	unless the subsidiary guarantor is the surviving entity, (i) upon any sale, lease or exchange of all or substantially all of the subsidiary guarantor’s assets to any person or entity not an affiliate of Parent or (ii) upon any sale, exchange or transfer, to any person or entity not an affiliate of Parent, of all of Parent’s direct and indirect interest in such subsidiary guarantor;

(c)	upon the full and final payment and performance of all obligations under the indenture and the new notes;

(d)	upon liquidation and dissolution of a subsidiary guarantor in a transaction that is not prohibited by the indenture; or

(e)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided under the caption “—Satisfaction and Discharge of Obligations; Defeasance” below.

In addition, the guarantee of any domestic subsidiary that is a guarantor will be automatically and unconditionally released and discharged, without any further action required by such guarantor, the trustee, or the holders of the new notes, if at any time such domestic subsidiary of Parent that is a guarantor is no longer a domestic subsidiary of Parent.

Notwithstanding any release of a subsidiary guarantor’s guarantee pursuant to clause (a) above, any of Parent’s current or future domestic subsidiaries that become guarantors under Parent’s credit facility or that become domestic obligors or domestic guarantors, individually or collectively, under any other future Indebtedness of Parent or its subsidiaries in excess of $100.0 million will become guarantors of the new notes.

Parent’s existing credit facility currently requires that a sufficient number of Parent’s domestic subsidiaries be guarantors under such facility from time to time to ensure that such guarantors, in the aggregate with Parent, own 80% or more of the consolidated domestic assets and the consolidated domestic revenues of Parent and its available domestic subsidiaries, without giving effect to the revenues and assets of, or investments in, subsidiaries or joint ventures of such available domestic subsidiaries. Such requirement and calculations do not apply to Parent’s foreign subsidiaries or securitization special purpose subsidiaries, if any.

Ranking

The new notes and guarantees will be our and the guarantors’ respective senior unsecured obligations. Payment of the principal and interest on the new notes will rank equally in right of payment with all of our and the guarantors’ respective existing and future unsecured and unsubordinated indebtedness, including Parent’s credit facility, and, to the extent we or the guarantors incur subordinated indebtedness in the future, rank senior in right of payment to such subordinated indebtedness. The new notes and guarantees will be effectively subordinated to any of our and the guarantors’ respective existing and future secured indebtedness, to the extent of the value of any assets securing such indebtedness. As of December 28, 2012, we and the guarantors had approximately $32.4 million of secured indebtedness outstanding.

In addition, the new notes and guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities of Parent’s subsidiaries that do not guarantee the new notes. Parent’s non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the new notes or to make funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Parent’s non-guarantor subsidiaries include its foreign subsidiaries and some of its domestic subsidiaries. Holders of the new notes will have a position junior to the claims of creditors, including trade creditors and tort claimants, of Parent’s non-guarantor subsidiaries. As of December 28, 2012, Parent’s non-guarantor subsidiaries had approximately $366.7 million of indebtedness outstanding.

Optional Redemption

We may, at our option, at any time and from time to time, redeem the new notes in whole or in part at a redemption price equal to the greater of (a) 100% of the principal amount of the new notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments on the new notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the date of redemption and discounted to the applicable redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.

At any time on or after the date that is three months prior to the maturity date of the 2022 notes, we may redeem the 2022 notes, in whole or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2022 notes to be redeemed.

If less than all of the new notes is to be redeemed at any time, selection of the new notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the new notes to be redeemed are then listed, or, if the new notes are not so listed, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate and according to applicable depository procedures; provided that new notes with a principal amount of $2,000 or less will not be redeemed in part.

Notice of an optional redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A replacement note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the new notes or portions thereof called for redemption.

In addition, we may at any time acquire the new notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase, negotiated transactions or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

We are not required to make any mandatory redemption or sinking fund payments with respect to the new notes.

“Comparable Treasury Issue” means, with respect to the new notes, the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such new notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuers.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. and one other nationally recognized investment banking firm that is a Primary Treasury Dealer (as defined herein) specified from time to time by us (or each of their respective affiliates which are Primary Treasury Dealers) and each of their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the released redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Repurchase Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each holder of new notes will have the right to require us to purchase all or a portion of such holder’s new notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of new notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless we have exercised our right to redeem all outstanding new notes, within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of new notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of new notes electing to have new notes purchased pursuant to a Change of Control Offer will be required to surrender their new notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their new notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

(a)	accept, or cause a third party to accept, all new notes or portions of new notes properly tendered pursuant to the Change of Control Offer;

(b)	deposit, or cause a third party to deposit, with the paying agent an amount equal to the Change of Control Payment in respect of all new notes or portions of new notes properly tendered; and

(c)	deliver, or cause to be delivered, to the trustee the new notes properly accepted together with an officer’s certificate stating the aggregate principal amount of new notes or portions of new notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of new notes pursuant to the Change of Control Offer have been complied with.

The paying agent will promptly deliver to each holder of new notes properly tendered the Change of Control Payment for such new notes, and the Issuers and the trustee will promptly execute, authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit you to require that we repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer with respect to the new notes upon a Change of Control Triggering Event if a third party makes such offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the new notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the new notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the new notes by virtue of any such conflict.

“Change of Control” means the occurrence of any of the following after the date of issuance of the new notes:

(a)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Parent or one of its subsidiaries;

(b)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Parent or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Parent’s Voting Stock representing more than 50% of the voting power of Parent’s outstanding Voting Stock;

(c)	Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(d)	the first day on which the majority of the members of Parent’s board of directors cease to be Continuing Directors; or

(e)	the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because Parent becomes a direct or indirect wholly-owned subsidiary of a holding company if the direct and indirect holders of the Voting Stock of such holding company immediately following the transaction are substantially the same as the holders of Parent’s Voting Stock immediately prior to that transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Parent and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” means the new notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating of the new notes at the commencement of any Trigger Period, the new notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of Parent’s board of directors who (a) was a member of such board of directors on the date of the issuance of the new notes; or (b) was nominated for election or elected or appointed to Parent’s board of directors with the approval of a majority of the Continuing Directors who were members of Parent’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Parent’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and, if applicable, the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Services, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Certain Covenants

Merger, Consolidation and Sale of Assets

The indenture provides that neither of the Issuers will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of such entity’s property and assets (in one transaction or a series of related transactions) to, any Person, or permit any Person to merge with or into such entity, unless:

(a)	such Issuer, as the case may be, shall be the continuing Person, or the Person (if other than Parent or such Issuer, as the case may be) formed by such consolidation or into which such Issuer, as the case may be, is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation or an entity treated as a corporation for United States federal income tax purposes, or a partnership, limited liability company or trust, in each case that is not treated as a disregarded entity for United States federal income tax purposes, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, or a disregarded entity owned by such an entity, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the new notes;

(b)	immediately after giving effect to such transaction, no default (as defined in the indenture) or Event of Default shall have occurred and be continuing; and

(c)	we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to and be substituted for such Issuer, as the case may be, under the indenture and the new notes.

Although any such consolidation, merger, sale, conveyance, transfer lease or other disposition is permitted under the indenture, certain of such transactions could also constitute a Change of Control, permitting each holder to require us to purchase the new notes of such holder as described under “—Repurchase Upon a Change of Control Triggering Event” above.

Limitations on Liens

Parent will not (nor will Parent permit any Material Subsidiary to) create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of Parent’s Indebtedness or that of any Material Subsidiary, without effectively providing that the new notes

(together with, if Parent shall so determine, any other Indebtedness ranking equally with the new notes or the guarantees) shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a)	Liens existing as of the issue date of the new notes;

(b)	Liens granted after the issue date, created in favor of the holders of the new notes;

(c)	Liens in Parent’s favor or in favor of any of Parent’s subsidiaries;

(d)	Liens on Principal Property existing at the time Parent or a Material Subsidiary acquired or leased the Principal Property, including Principal Property acquired by Parent or a Material Subsidiary through a merger or similar transaction;

(e)	Liens on any Principal Property acquired, constructed or improved by Parent or any Material Subsidiary after the date of the indenture, which Liens are created or assumed contemporaneously with, or within 180 days of, such acquisition, construction, improvement or commencement of commercial operation of such Principal Property and which are created to secure, or provide for the payment of, all or any part of the cost of such acquisition, construction or improvement;

(f)	Liens on property of any Person existing at the time such Person becomes a Material Subsidiary, provided that such Liens are not incurred in anticipation of such Person becoming a Material Subsidiary and do not extend to any property other than those of such Person;

(g)	Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature (including those to secure health, safety and environmental obligations) in each case incurred in the ordinary course of business;

(h)	Liens consisting of judgment or judicial attachment liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments; provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed, and (ii) the aggregate amount secured by all such Liens does not at any time exceed the greater of (x) $100.0 million and (y) 4% of Parent’s Consolidated Net Tangible Assets; or

(i)	any Lien renewing, extending or replacing any Lien referred to above, to the extent that (i) the principal amount of the Indebtedness secured by such Lien is not increased and (ii) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

Notwithstanding the foregoing, Parent and its subsidiaries may, without securing the new notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, the aggregate amount of all Indebtedness secured by such Liens (not including Liens permitted by clauses (a) through (i) above), plus the aggregate amount of Attributable Debt permitted by the covenant described under the caption “—Restrictions on Sale and Leaseback Transactions” below, does not exceed 15% of Parent’s Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions

Parent will not, and will not permit any Material Subsidiary to, enter into any Sale and Leaseback Transaction with respect to a Principal Property, whether now owned or hereafter acquired, of Parent or any Material Subsidiary, unless:

(a)	after giving effect thereto, the aggregate amount of all Attributable Debt of Parent and its Material Subsidiaries with respect to Sale and Leaseback Transactions involving Principal Properties plus the aggregate amount of all Indebtedness secured by Liens on any Principal Property incurred without equally and ratably securing the new notes pursuant to the covenant “—Limitations on Liens” above would not exceed 15% of Parent’s Consolidated Net Tangible Assets; or

(b)	within 270 days of the effective date of such Sale and Leaseback Transaction involving a Principal Property, Parent or such Material Subsidiary applies an amount not less than the greater of (i) the net proceeds of the Sale and Leaseback Transaction and (ii) the fair market value of the Principal Property so leased at the time of such transaction to (1) the voluntary retirement or prepayment, and in either case, the permanent reduction, of Indebtedness of the Parent or a Material Subsidiary (other than Indebtedness that is subordinated to the new notes or guarantees) or (2) the acquisition, construction, development, expansion or improvement of other property that will constitute Principal Property.

This restriction will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation described in this covenant or the covenant set forth under the caption “—Limitations on Liens” above any Sale and Leaseback Transaction, if:

(a)	such transaction was entered into prior to the issue date of the new notes;

(b)	such transaction involves a lease for less than three years; or

(c)	such transaction involves the sale and leasing back to Parent of any Principal Property by one of Parent’s Material Subsidiaries or the sale and leasing back to one of Parent’s Material Subsidiaries by another of Parent’s Material Subsidiaries.

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Consolidated Net Tangible Assets” means the aggregate amount of the assets (less applicable reserves and other properly deductible items) of Parent and its subsidiaries after deducting therefrom (a) all current liabilities (excluding any Indebtedness for money borrowed having a maturity of less than 12 months from the date of Parent’s most recent consolidated balance sheet, but which by its terms is renewable or extendible beyond 12 months from that date at the option of the borrower) of Parent and its subsidiaries and (b) intangible assets, including, but not limited to, all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles of Parent and its subsidiaries, all as set forth on Parent’s most recent consolidated balance sheet and computed in accordance with GAAP.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Indebtedness” means, with respect to any specified Person, any obligations of such Person, whether or not contingent, in respect of borrowed money (including, without limitation, indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof)). In addition, the term “Indebtedness” includes any guarantee by the specified Person of Indebtedness of any other Person.

“Lien” means any lien, security interest, charge or encumbrance of any kind.

“Material Subsidiary” means URS Fox US LP, each domestic subsidiary of Parent that is a guarantor and any other domestic subsidiary of Parent which owns a Principal Property.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, improvements and buildings (including any leasehold interests therein) constituting a principal corporate office and any engineering, construction, administrative, distribution, sales and marketing or other facility (in each case, whether now owned or hereafter acquired) which is owned or leased by Parent or any of Parent’s Material Subsidiaries, unless such office or facility has a gross book value of less than 2% of Parent’s Consolidated Net Tangible Assets or unless Parent’s board of directors or a committee thereof has determined in good faith that such office or facility is not of material importance to the total business conducted by Parent and its subsidiaries taken as a whole.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Parent or any of Parent’s Material Subsidiaries of any property which has been or is to be sold or transferred by Parent or such Material Subsidiary of Parent to such Person, excluding (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (b) leases between Parent and a Material Subsidiary of Parent or between Parent’s Material Subsidiaries, (c) leases of a property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (d) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

Events of Default

The following events are defined as “Events of Default” in the indenture:

(a)	default in the payment of the principal or any premium on a note of such series when due (whether at maturity, upon acceleration, redemption or otherwise);

(b)	default in the payment of interest, including additional interest, on a note of such series within 30 days of its due date;

(c)	failure by us to observe or perform any other terms of the indenture (other than a covenant or agreement in respect of which such non-compliance would otherwise be an Event of Default) for a period of 60 days after we receive a notice of default stating we are in breach, which notice must be sent by either the trustee or holders of 25% of the principal amount of the new notes of such series;

(d)	any guarantee of a subsidiary guarantor ceases to be in full force and effect (other than in accordance with the terms of the indenture) or a subsidiary guarantor denies or disaffirms its obligations under its guarantee;

(e)	default on any indebtedness for borrowed money by the Parent or a Material Subsidiary, which default relates to a payment at final maturity or results in the acceleration of such indebtedness prior to its express maturity, in an amount in excess of $100.0 million (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration); and

(f)	certain events in bankruptcy, insolvency or reorganization with respect to Parent or any Material Subsidiary of Parent (or any subsidiaries of Parent that together would constitute a Material Subsidiary).

No Event of Default with respect to a series of new notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of new notes. The occurrence of an Event of Default with respect to a series of new notes may also constitute an Event of Default under Parent’s existing credit facility or any other bank credit agreements that may be in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or Parent’s other indebtedness that may be outstanding from time to time.

The indenture provides that the trustee shall notify the holders of a series of new notes of any continuing default known to the trustee which has occurred with respect to such series of new notes within 90 days after the occurrence thereof. The indenture provides that, notwithstanding the foregoing, except in the case of default in the payment of the principal amount of, or interest, if any, on any series of new notes, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the new notes of such series.

The indenture provides that if an Event of Default with respect to a series of new notes shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the new notes of that series then outstanding may declare the principal amount of all new notes of that series to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding new notes will automatically and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration of a series of new notes, but before a judgment or decree based on such acceleration, the holders of a majority in aggregate principal amount of the new notes of that series then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal of or interest on the new notes of that series, have been cured or waived as provided in the indenture. Any past defaults and the consequences thereof, except a default in the payment of principal or interest, if any, on a series of new notes, may be waived by the holders of a majority in principal amount of the new notes of that series then outstanding.

In case an Event of Default with respect to a series of new notes shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indenture at the request or direction of any of the holders of the new notes of that series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the outstanding new notes of the affected series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the new notes of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

No holder of any series of new notes will have any right by virtue or by availing of any provision of the indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to the new notes of that series and unless the holders of at least 25% in aggregate principal amount of the outstanding new notes of that series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding new notes of that series a direction inconsistent with such request. The right of a holder of any new notes to receive payment of the principal of and interest, if any, on such new notes on or after the due dates expressed in such new notes, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture, the new notes of any series and any related subsidiary guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding new notes of the affected series (including consents obtained in connection with a tender offer or exchange offer for such new notes), and any existing default or compliance with certain restrictive provisions of the indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding new notes of the affected series (including consents obtained in connection with a tender offer or exchange offer for such new notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any new notes held by a non-consenting holder):

(a)	reduce the principal or change the fixed maturity of any note;

(b)	reduce the rate or change the time for payment of interest on any note;

(c)	waive a default or event of default in the payment of principal of or premium, if any, or interest on the new notes (except a rescission of acceleration of the new notes of any series by the holders of at least a majority in aggregate principal amount of the new notes of that series and a waiver of the payment default that resulted from such acceleration);

(d)	change the place of payment of any note or make any note payable in money other than that stated in the note;

(e)	impair the right to institute suit for the enforcement of any payment on or with respect to any note;

(f)	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of new notes to receive payments of principal of or premium, if any, or interest on the new notes;

(g)	reduce the principal amount of new notes whose holders must consent to an amendment, supplement or waiver; or

(h)	make any change in the foregoing amendment and waiver provisions, except to increase the required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note.

Notwithstanding the foregoing, without the consent of any holder of new notes of any series, we, together with the trustee, may amend or supplement the indenture to:

(a)	cure any ambiguity, defect or inconsistency, provided that such action does not adversely affect the holders of that or any other series of new notes in any material respect;

(b)	provide for uncertificated notes in addition to or in place of certificated notes;

(c)	evidence the assumption of our obligations to holders of new notes in the case of a merger, consolidation or sale of assets pursuant to the covenant described under the caption “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

(d)	add covenants for the benefit of the holders of the new notes or to surrender any right or power conferred upon us;

(e)	make any change that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

(f)	add any additional events of default for the benefit of the holders of the new notes;

(g)	comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the TIA; or

(h)	appoint a successor trustee.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of any series of new notes entitled to give or take any direction, notice, consent, waiver or other action or to vote on any action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of any series of new notes, such action may be taken only by Persons who are holders of outstanding new notes of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of new notes of that series within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened from time to time, but not beyond 180 days.

Satisfaction and Discharge of Obligations; Defeasance

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the new notes, as expressly provided for in the indenture) as to all outstanding new notes of any series, and the trustee, upon our demand, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture when:

(a)	either (i) we have delivered to the trustee for cancellation all new notes of the applicable series theretofore authenticated under the indenture (except lost, stolen or destroyed notes of that series which have been replaced or paid and notes of that series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) or (ii) all new notes of that series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable or, if redeemable at our option, are to be called for redemption within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, principal of and any accrued and unpaid interest and premium on all such new notes of that series outstanding under the indenture;

(b)	we have paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(c)	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

We may, at our option and at any time, elect to have our obligations and the obligations of any guarantors discharged with respect to the outstanding new notes of any series (“legal defeasance”). Such legal defeasance means that we shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding new notes of the applicable series, except for:

(a)	the rights of holders of new notes of the applicable series to receive payments in respect of the principal, premium, if any, and interest on the new notes of such series when such payments are due;

(b)	our obligations with respect to the new notes of the applicable series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment, in each case with respect to the applicable series of new notes;

(c)	the rights, powers, trust, duties and immunities of the trustee and our obligations in connection therewith; and

(d)	the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture (“covenant defeasance”) and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the new notes of any series. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the new notes of the applicable series.

In order to exercise legal defeasance or covenant defeasance:

(a)	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants elected by us, to pay the principal of, premium, if any, and interest on the new notes of the applicable series on the stated date of payment thereof or on the applicable redemption date, as the case may be; provided that the trustee shall have received an irrevocable written order from us instructing the trustee to apply such cash or the proceeds of such obligations to said payments with respect to such series of new notes;

(b)	in the case of legal defeasance or covenant defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the respective conditions to any such defeasance, as applicable, have been satisfied;

(c)	no Default or Event of Default with respect to the new notes of such series shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default with respect to the new notes of such series resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the new notes of the applicable series concurrently with such incurrence);

(d)	such legal defeasance or covenant defeasance shall not result in a breach or violation of or constitute a default under the indenture or any other material agreement or instrument to which Parent or any of its subsidiaries, including URS Fox US LP, is a party or by which Parent or any of its subsidiaries, including URS Fox US LP, is bound;

(e)	we shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others;

(f)	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent (other than, in the case of such legal opinion, clause (e) above as to which such counsel need express no opinion) provided for or relating to the legal defeasance or the covenant defeasance have been complied with; and

(g)	we shall have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit and assuming that no holder of such series is an “insider” with respect to us, as that term is defined in Section 101 of title 11, United States Bankruptcy Code, as amended (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code.

Book-Entry Delivery and Form

The new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New notes will be issued at the closing of this offering only against payment in immediately available funds.

The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “global notes”). The global notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the global notes may not be exchanged for notes in certificated form (“certificated notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

(a)	DTC (1) notifies us that it is unwilling or unable to act as a depositary for such global note or (2) ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days; or

(b)	we, at our option, notify the trustee in writing that we elect to cause the issuance of the certificated notes.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in such names as DTC shall direct in writing in an aggregate principal amount equal to the principal amount of the global notes with like tenor and terms.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We do not take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(a)	upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the global notes; and

(b)	ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

Investors in global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the global notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal, interest, additional interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the new notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the new notes, including the global notes, are registered as the owners of the new notes for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

(a)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(b)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the new notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the new notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the new notes, DTC reserves the right to exchange the global notes for certificated notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Payment and Paying Agents

Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal and interest on their new notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the new notes. We may from time to time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the new notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent by first-class mail to the addresses that appear on the register of noteholders maintained by the registrar.

Governing Law

The indenture provides that it, the new notes and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Trustee

U.S. Bank National Association is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the new notes. The duties of the trustee shall be as set forth in the indenture and as provided by the TIA. In the ordinary course of their businesses, the trustee and its affiliates have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

DESCRIPTION OF THE OLD NOTES

The terms of the old notes are identical in all material respects to those of the new notes, except that: (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations. The old notes provide that, in the event that (i) the exchange offer is not consummated within 365 business days after March 15, 2012, or (ii) any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective or usable for its intended purpose (subject to certain exceptions) without being succeeded within 30 days by any additional registration statement or post-effective amendment that is filed and subsequently declared effective and cures the failure of such registration statement to be effective or usable, then the interest rate on the old notes shall increase 0.25% per annum during the first 90-day period immediately following the occurrence of such event and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until such event has been cured, up to a maximum amount of additional interest for all such events of 0.50% per annum. The new notes are not, and upon consummation of the exchange offer with respect to the old notes will not be, entitled to any such special interest. Accordingly, holders of old notes should review the information set forth under “Risk Factors” and “Description of the New Notes.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax considerations relevant to the exchange of old notes for new notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks, financial institutions, U.S. expatriates, foreign persons or entities, insurance companies, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities or investors in such entities, U.S. persons whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion applies only to holders that exchange old notes for new notes pursuant to the exchange offer.

No rulings from the IRS have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of old notes for new notes or that any such position would not be sustained. Holders of notes should consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Pursuant to the Exchange Offer

The exchange of the old notes for the new notes in the exchange offer will not be treated as an “exchange” for United States federal income tax purposes, because the new notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of old notes for new notes will not be a taxable event to holders for United States federal income tax purposes. Moreover, the new notes will have the same tax attributes as the old notes exchanged therefor and the same tax consequences to holders as the old notes have to holders, including without limitation, the same issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers during the period referred to below in connection with resales of new notes received in exchange for old notes if such old notes were acquired by such broker-dealers for their own accounts as a result of marketing-making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of such new notes for a period ending 120 days after the expiration date of the exchange offer, or, if earlier, when all new notes subject to the exchange offer have been disposed of by such broker-dealers.

We will not receive any proceeds from the issuance of new notes in the exchange offer or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain matters with respect to Alaska law will be passed upon for us by Patton Boggs, LLP, Anchorage, Alaska; certain matters with respect to Colorado law will be passed upon for us by in-house counsel of URS Corporation; certain matters with respect to Florida law will be passed upon for us by Cozen O’Connor, P.C., Miami, Florida; certain matters with respect to Michigan law will be passed upon for us by Dickinson Wright PLLC, Detroit, Michigan; certain matters with respect to Nevada and Utah law will be passed upon for us by Parsons Behle & Latimer PLC, Salt Lake City, Utah; certain matters with respect to North Carolina law will be passed upon for us by Smith Moore Leatherwood LLP, Raleigh, North Carolina; certain matters with respect to Ohio law will be passed upon for us by in-house counsel of URS Corporation; and certain matters with respect to South Carolina law will be passed upon for us by Smith Moore Leatherwood LLP, Greenville, South Carolina.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to URS Corporation’s Current Report on Form 8-K/A dated June 25, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of URS Corporation for the year ended December 28, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Flint Energy Services, Ltd. business the registrant acquired as of May 14, 2012) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

You can learn more about the financial and operational results of URS Corporation by reading the annual, quarterly and current reports and other information Parent files with the SEC. You may read and copy any document Parent files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. URS’s SEC filings are also available to you at the SEC’s website at http://www.sec.gov.

We “incorporate by reference” certain information in this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC, which are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering has been completed, other than any information contained in such filings that has been furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit:

•	Annual Report on Form 10-K for the year ended December 28, 2012;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2013 and June 28, 2013;

•	Current Reports on Form 8-K filed with the SEC on April 2, 2013, April 17, 2013 and May 28, 2013 and on Form 8-K/A filed with the SEC on June 25, 2013; and

•	Definitive Proxy Statements on Schedule 14A filed with the SEC on April 15, 2013, May 15, 2013 and May 21, 2013.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may request copies of the above-referenced filings at no cost, by writing or telephoning URS Corporation’s principal executive offices at the following address:

URS Corporation

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(415) 774-2700

Attn: Joseph Masters

$1,000,000,000

URS CORPORATION

URS FOX US LP

$400,000,000 3.850% Senior Notes due 2017,

$600,000,000 5.000% Senior Notes due 2022,

Guarantees by Guarantors named herein

PROSPECTUS

                    , 2013

All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By Facsimile for Eligible Institutions:

(213) 615-6197

Attention: Ms. Paula Oswald

Confirm by Telephone:

(213) 615-6043

By Mail/Overnight Courier/Hand:

U.S. Bank National Association

c/o U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: Ms. Paula Oswald

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The By-laws of the Registrant require the Registrant to indemnify any officer, director or employee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation or partnership, joint venture, trust or other enterprise, if the indemnified person acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions by or in the right of the Registrant, indemnification will be provided if the person acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; however, no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct in the performance of his duties to the Registrant, unless, and only to the extent that, the court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. Indemnification covers expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the indemnified person in connection with the action, suit or proceeding. To the extent that a director, officer or employee of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above, or in defense of any claim, issue or matter therein, he will be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him. Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the corporation in advance of the final disposition of the action, suit or proceeding (unless the board of directors, or the appropriate officer of the Registrant acting pursuant to delegated authority of the board of directors, determines in the specific case that the applicable standard of conduct has not been met), but only upon receipt of an undertaking by the indemnified person to repay such amount if it is ultimately determined that he is not entitled to indemnification.

The Registrant has purchased and maintains insurance to protect persons entitled to indemnification in accordance with the Registrant’s By-Laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

The Registrant has entered into indemnification agreements with its directors and certain of its officers. These agreements, among other things, require the Registrant to indemnify the director or officer to the fullest extent permitted by Delaware law, including indemnification for attorneys’ fees and all other costs, expenses and obligations and judgments, fines, penalties and settlement amounts paid or incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person’s services as a director or officer of the Registrant or any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise to which the person provides services at the Registrant’s request.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See Exhibit Index.

ITEM 22.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and/or

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

II-2

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	*
Martin M. Koffel, Chairman of the Board of Directors, Chief Executive Officer and President

Date: August 7, 2013	By:	*
H. Thomas Hicks, Chief Financial Officer

Date: August 7, 2013	By:	*
Reed N. Brimhall, Vice President and Chief Accounting Officer

Date: August 7, 2013	By:	*
Mickey P. Foret, Director

Date: August 7, 2013	By:	*
William H. Frist, Director

Date: August 7, 2013	By:	*
Lydia H. Kennard, Director

Date: August 7, 2013	By:	*
Donald R. Knauss, Director

Date: August 7, 2013	By:	*
Timothy R. McLevish, Director

Date: August 7, 2013	By:	*
Joseph W. Ralston, Director

Date: August 7, 2013	By:	*
John D. Roach, Director

Date: August 7, 2013	By:	*
Douglas W. Stotlar, Director

Date: August 7, 2013	By:	*
William P. Sullivan, Director

Date: August 7, 2013	*By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS FOX US LP

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Authorized Representative

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Executive Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

URS CANADA SUPPORT 1 ULC, as limited partner

Date: August 7, 2013	By:	/s/ Jeanne C. Baughman
Jeanne C. Baughman, Secretary

URS CANADA SUPPORT 2 ULC, as general partner

Date: August 7, 2013	By:	/s/ Jeanne C. Baughman
Jeanne C. Baughman, Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

B.P. BARBER & ASSOCIATES INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

E.C. DRIVER & ASSOCIATES INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ Sarabjit Singh
Sarabjit Singh, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

FORERUNNER CORPORATION

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CONSTRUCTION SERVICES, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ Sarabjit Singh
Sarabjit Singh, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION – NORTH CAROLINA

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ Timothy Keener
Timothy Keener, Director

Date: August 7, 2013	By:	/s/ Dennis Hoyle
Dennis Hoyle, Director

Date: August 7, 2013	By:	/s/ Robert MacWilliams
Robert MacWilliams, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Michael Frelly
Michael Frelly, Director

Date: August 7, 2013	By:	/s/ William Ettenger
William Ettenger, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION GREAT LAKES

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ James R. Linthicum
James R. Linthicum, Director

Date: August 7, 2013	By:	/s/ Robert Vensas
Robert Vensas, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION SOUTHERN

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ Sarabjit Singh
Sarabjit Singh, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS ENERGY & CONSTRUCTION, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Robert W. Zaist
Robert W. Zaist, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Senior Vice President and Controller

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Director

Date: August 7, 2013	By:	/s/ George L. Nash
George L. Nash, Director

Date: August 7, 2013	By:	/s/ Robert W. Zaist
Robert W. Zaist, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS GLOBAL HOLDINGS, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Executive Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS GROUP, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS HOLDINGS, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Joseph Masters
Joseph Masters, Director

Date: August 7, 2013	By:	/s/ Judy L. Rodgers
Judy L. Rodgers, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS INTERNATIONAL PROJECTS, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Robert W. Zaist
Robert W. Zaist, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Senior Vice President and Controller

Date: August 7, 2013	By:	/s/ Robert L. Berlin
Robert L. Berlin, Director

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS ALASKA, LLC

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ William Ettenger
William Ettenger, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

URS CORPORATION, a Nevada corporation, as sole member

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

WASHINGTON DEMILITARIZATION COMPANY, LLC

By:	/s/ James J. Loughran
James J. Loughran
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Mark Evans
Mark Evans, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ James J. Loughran
James J. Loughran, Principal Financial Officer

Date: August 7, 2013	By:	/s/ James J. Loughran
James J. Loughran, Controller

Date: August 7, 2013	By:	/s/ Mark Evans
Mark Evans, Director

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ David A. Pethick
David A. Pethick, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Kenneth L. Harbor
Kenneth L. Harbor, Vice President, Finance and Accounting (Controller)

URS ENERGY & CONSTRUCTION, INC., as sole member and member manager

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

WASHINGTON OHIO SERVICES LLC

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Executive Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Director

Date: August 7, 2013	By:	/s/ Thomas H. Zarges
Thomas H. Zarges, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

EG&G DEFENSE MATERIALS, INC.

By:	/s/ William Neeb
William Neeb
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Principal Financial Officer

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Controller

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Director

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, Director

Date: August 7, 2013	By:	/s/ John C. Vollmer
John C. Vollmer, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.

By:	/s/ William Neeb
William Neeb
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Principal Financial Officer

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, Director

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS FEDERAL SERVICES, INC.

By:	/s/ William Neeb
William Neeb
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ John Kennedy
John Kennedy, Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, Director

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS FEDERAL SERVICES INTERNATIONAL, INC.

By:	/s/ William Neeb
William Neeb
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ John Kennedy
John Kennedy, Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, Director

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS FEDERAL SUPPORT SERVICES, INC.

By:	/s/ William Neeb
William Neeb
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ John Kennedy
John Kennedy, Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, Director

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS FEDERAL TECHNICAL SERVICES, INC.

By:	/s/ William Neeb
William Neeb
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ William Neeb
William Neeb, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ John Kennedy
John Kennedy, Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Randall A. Wotring
Randall A. Wotring, Director

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

RUST CONSTRUCTORS INC.

By:	/s/ Michael G. Hubbard
Michael G. Hubbard
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Michael G. Hubbard
Michael G. Hubbard, Principal Executive Officer

Date: August 7, 2013	By:	/s/ Michael G. Hubbard
Michael G. Hubbard, Principal Financial Officer

Date: August 7, 2013	By:	/s/ Michael G. Hubbard
Michael G. Hubbard, Controller

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ George L. Nash
George L. Nash, Director

Date: August 7, 2013	By:	/s/ Chris L. Phillips
Chris L. Phillips, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION – OHIO

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ James R. Linthicum
James R. Linthicum, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS NUCLEAR LLC

By:	/s/ Jerry K. Lemon
Jerry K. Lemon
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Principal Executive Officer

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Principal Financial Officer

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Controller

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ Art G. Lembo
Art G. Lembo, Director

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

AMAN ENVIRONMENTAL CONSTRUCTION, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Steven M. Aman
Steven M. Aman, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Steven M. Aman
Steven M. Aman, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

CLEVELAND WRECKING COMPANY

By:	/s/ William Torres
William Torres
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ William Torres
William Torres, Principal Executive Officer

Date: August 7, 2013	By:	/s/ Jeffrey Allen
Jeffrey Allen, Principal Financial Officer

Date: August 7, 2013	By:	/s/ Jeffrey Allen
Jeffrey Allen, Controller

Date: August 7, 2013	By:	/s/ William Torres
William Torres, Director

Date: August 7, 2013	By:	/s/ Jeffrey Allen
Jeffrey Allen, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

SIGNET TESTING LABORATORIES, INC.

By:	/s/ R. Scott Wilson
R. Scott Wilson
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ R. Scott Wilson
R. Scott Wilson, Principal Executive Officer

Date: August 7, 2013	By:	/s/ R. Scott Wilson
R. Scott Wilson, Principal Financial Officer

Date: August 7, 2013	By:	/s/ R. Scott Wilson
R. Scott Wilson, Controller

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ R. Scott Wilson
R. Scott Wilson, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS CORPORATION – NEW YORK

By:	/s/ Thomas Clancy
Thomas Clancy
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Thomas Clancy
Thomas Clancy, Principal Executive Officer

Date: August 7, 2013	By:	/s/ Thomas Clancy
Thomas Clancy, Principal Financial Officer

Date: August 7, 2013	By:	/s/ Thomas Clancy
Thomas Clancy, Controller

Date: August 7, 2013	By:	/s/ John F. Spencer
John F. Spencer, Director

Date: August 7, 2013	By:	/s/ Thomas Clancy
Thomas Clancy, Director

Date: August 7, 2013	By:	/s/ Mark E. Shamon
Mark E. Shamon, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS OPERATING SERVICES, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, Director

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

WGI GLOBAL INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Thomas H. Zarges
Thomas H. Zarges, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Vice President and Controller

Date: August 7, 2013	By:	/s/ Robert L. Berlin
Robert L. Berlin, Director

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS E&C HOLDINGS, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Thomas H. Zarges
Thomas H. Zarges, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Jerry K. Lemon
Jerry K. Lemon, Vice President and Controller

Date: August 7, 2013	By:	/s/ Randolph J. Hill
Randolph J. Hill, Director

Date: August 7, 2013	By:	/s/ George L. Nash
George L. Nash, Director

Date: August 7, 2013	By:	/s/ Robert W. Zaist
Robert W. Zaist, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS INTERNATIONAL, INC.

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ Gary Jandegian
Gary Jandegian, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

Date: August 7, 2013	By:	/s/ Paul M. Boechler
Paul M. Boechler, Executive Vice President and Controller

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Director

Date: August 7, 2013	By:	/s/ Thomas W. Bishop
Thomas W. Bishop, Director

Date: August 7, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS RESOURCES, LLC

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ William Ettenger
William Ettenger, President (Principal Executive Officer)

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Principal Financial Officer

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Controller

URS HOLDINGS, INC., a Delaware corporation, as sole member

Date: August 7, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks, Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2013.

URS PROFESSIONAL SOLUTIONS LLC

By:	/s/ James G. Angelos
James G. Angelos
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 7, 2013	By:	/s/ James G. Angelos
James G. Angelos, Principal Executive Officer

Date: August 7, 2013	By:	/s/ James G. Angelos
James G. Angelos, Principal Financial Officer

Date: August 7, 2013	By:	/s/ James G. Angelos
James G. Angelos, Controller

Date: August 7, 2013	By:	/s/ Kenneth L. Harbor
Kenneth L. Harbor, Director

Date: August 7, 2013	By:	/s/ David E. Hollan
David E. Hollan, Director

Date: August 7, 2013	By:	/s/ E. Preston Rahe
E. Preston Rahe, Director

Date: August 7, 2013	By:	/s/ James N. Taylor
James N. Taylor, Director

Date: August 7, 2013	By:	/s/ David A. Pethick
David A. Pethick, Director

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation of URS Corporation, as filed with the Secretary of State of Delaware on September 9, 2008 (filed as Exhibit 3.1 to the Form 8-K filed with the Securities and Exchange Commission on September 11, 2008 and incorporated herein by reference)

3.2	Bylaws of URS Corporation as amended on February 26, 2010 (filed as Exhibit 3.5 to the Form 8-K filed with the Securities and Exchange Commission on February 26, 2010 and incorporated herein by reference)

3.3*	Certificate of Limited Partnership of URS Fox US LP, as filed with the Secretary of State of Delaware on February 29, 2012

3.4*	Agreement of Limited Partnership of URS Fox US LP

3.5*	Restated and Amended Articles of Incorporation of B.P. Barber & Associates Inc. (originally incorporated as Tomlinson Engineering Company), as filed with the Secretary of State of South Carolina on December 10, 2010

3.6*	Bylaws of B.P. Barber & Associates Inc., as amended

3.7*	Articles of incorporation of E.C. Driver & Associates Inc., as filed with the Secretary of State of Florida on January 20, 1984

3.8*	By-Laws of E.C. Driver & Associates Inc., as amended

3.9*	Articles of Incorporation of Forerunner Corporation (originally incorporated as Forerunner Engineering Corporation), as amended and filed with the Secretary of State of Colorado on October 4, 2011

3.10*	Amended and Restated Bylaws of Forerunner Corporation

3.11	Articles of Incorporation of URS Construction Services, Inc., as filed with the Secretary of State of Florida on December 14, 1999 (filed as Exhibit 3.9(i) to the Form S-4/A filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)

3.12	Bylaws of URS Construction Services, Inc. (filed as Exhibit 3.9(ii) to the Form S-4/A filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)

3.13*	Articles of Incorporation of URS Corporation – North Carolina, as amended and filed with the Secretary of State of North Carolina on June 18, 2008

3.14*	Bylaws of URS Corporation – North Carolina, as amended

3.15*	Articles of Incorporation of URS Corporation (originally incorporated as Woodward-Clyde Consultants), as amended and filed with the Secretary of State of Nevada on April 7, 2000

3.16*	Amended and Restated Bylaws of URS Corporation

3.17	Articles of Incorporation of URS Corporation Great Lakes (originally incorporated as Daverman Associates, Inc.), as amended and filed with the Secretary of State of Michigan on May 23, 2000 (filed as Exhibit 3.11(i) to the Form S-4/A filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)

3.18*	Amended and Restated Bylaws of URS Corporation Great Lakes

3.19*	Articles of Incorporation of URS Corporation Southern (originally incorporated as Greiner Acquisition Corp.), as amended and filed with the Secretary of State of California on April 13, 2000

3.20*	Amended and Restated Bylaws of URS Corporation Southern

3.21*	Certificate of Amended and Restated Articles of Incorporation of URS Energy & Construction, Inc., as filed with the Secretary of State of Ohio on February 25, 2010

3.22*	Amended and Restated Regulations of URS Energy & Construction, Inc.

3.23*	Articles of Incorporation of URS Global Holdings, Inc., as filed with the Secretary of State of Nevada on July 16, 2009

3.24*	By-Laws of URS Global Holdings, Inc., as amended

3.25*	Certificate of Incorporation of URS Group, Inc. (originally incorporated as Woodward-Clyde Federal Services, Inc.), as amended and filed with the Secretary of State of Delaware on February 7, 2001

3.26*	Bylaws of URS Group, Inc., as amended

3.27*	Certificate of Incorporation of URS Holdings, Inc. (originally incorporated as Dames & Moore, Inc.), as amended and filed with the Secretary of State of Delaware on August 22, 2002

3.28*	Amended and Restated Bylaws of URS Holdings, Inc.

3.29*	Articles of Incorporation of URS International Projects, Inc. (originally incorporated as Joy MK Projects, Inc.), as amended and filed with the Secretary of State of Nevada on January 7, 2011

3.30*	Bylaws of URS International Projects, Inc., as amended

3.31*	Articles of Organization of URS Alaska, LLC, as filed with the Secretary of State of Alaska on March 17, 2008

3.32*	Operating Agreement of URS Alaska, LLC

3.33*	Certificate of Formation of Washington Demilitarization Company, LLC (originally formed as Raytheon Demilitarization Company), as amended and filed with the Secretary of State of Delaware on December 19, 2008

3.34*	Limited Liability Company Agreement of Washington Demilitarization Company, LLC

3.35*	Certificate of Formation of Washington Government Environmental Services Company LLC (originally formed as MK/BNFL GESCO LLC), as amended and filed with the Secretary of State of Delaware on December 19, 2008

3.36*	Third Amended and Restated Limited Liability Company Agreement of Washington Government Environmental Services Company LLC

3.37*	Articles of Organization of Washington Ohio Services LLC (originally formed as Morrison Knudsen LLC), as amended and filed with the Secretary of State of Nevada on December 9, 2008

3.38*	Limited Liability Company Agreement of Washington Ohio Services LLC

3.39*	Articles of Incorporation of EG&G Defense Materials, Inc., as filed with the Secretary of State of Utah on September 7, 1989

3.40*	Amended and Restated Bylaws of EG&G Defense Materials, Inc.

3.41*	Certificate of Incorporation of Lear Siegler Logistics International, Inc., as filed with the Secretary of State of Delaware on April 27, 2000

3.42*	Bylaws of Lear Siegler Logistics International, Inc., as amended

3.43*	Certificate of Incorporation of URS Federal Services, Inc., as filed with the Secretary of State of Delaware on January 7, 2010

3.44*	By-Laws of URS Federal Services, Inc.

3.45*	Certificate of Incorporation of URS Federal Services International, Inc., as filed with the Secretary of State of Delaware on February 1, 2010

3.46*	By-Laws of URS Federal Services International, Inc., as amended

3.47*	Certificate of Incorporation of URS Federal Support Services, Inc. (originally incorporated as URS-LSS Holdings, Inc.), as amended and filed with the Secretary of State of Delaware on January 6, 2010

3.48*	Amended and Restated By-Laws of URS Federal Support Services, Inc.

3.49*	Certificate of Incorporation of URS Federal Technical Services, Inc. (originally incorporated as ETS Acquisition Corporation), as amended and filed with the Secretary of State of Delaware on January 6, 2010

3.50*	Amended and Restated Bylaws of URS Federal Technical Services, Inc.

3.51*	Certificate of Incorporation of Rust Constructors Inc. (originally incorporated as Paragon Construction Company), as amended and filed with the Secretary of State of Delaware on December 19, 2008

3.52*	Amended and Restated By-Laws of Rust Constructors Inc.

3.53*	Articles of Incorporation of URS Corporation – Ohio (originally incorporated as Dalton-Dalton-Newport Inc.), as amended and filed with the Secretary of State of Ohio on December 6, 2007

3.54*	Amended and Restated Bylaws of URS Corporation – Ohio

3.55*	Certificate of Formation of URS Nuclear LLC, as filed with the Secretary of State of Delaware on December 12, 2008

3.56*	Limited Liability Company Agreement of URS Nuclear LLC

3.57	Articles of Incorporation of Aman Environmental Construction, Inc., as filed with the Secretary of State of California on March 26, 1993 (filed as Exhibit 3.2(i) to the Form S-4/A filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)

3.58*	Amended and Restated Bylaws of Aman Environmental Construction, Inc.

3.59*	Amended and Restated Certificate of Incorporation of Cleveland Wrecking Company (originally incorporated as CRI Resources, Inc.), as filed with the Secretary of State of Delaware on July 2, 2007

3.60*	Amended and Restated Bylaws of Cleveland Wrecking Company

3.61	Certificate of Incorporation of Signet Testing Laboratories, Inc., as filed with the Secretary of State of Delaware on February 6, 1998 (filed as Exhibit 3.8(i) to the Form S-4/A filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)

3.62*	Amended and Restated Bylaws of Signet Testing Laboratories, Inc.

3.63*	Certificate of Incorporation of URS Corporation – New York (originally incorporated as Edwin S. Voorhis & Son, Inc.), as amended and filed with the Secretary of State of New York on November 2, 2004

3.64*	Amended and Restated By-Laws of URS Corporation – New York

3.65*	Certificate of Incorporation of URS Operating Services, Inc. (originally incorporated as URS Consultants, Inc. – Operating and Maintenance Services), as amended and filed with the Secretary of State of Delaware on November 1, 2000

3.66*	Amended and Restated Bylaws of URS Operating Services, Inc.

3.67*	Articles of Incorporation of WGI Global Inc. (originally incorporated as Yampa Mining Co.), as amended and filed with the Secretary of State of Nevada on December 9, 2008

3.68*	Bylaws of WGI Global Inc., as amended

3.69*	Certificate of Incorporation of URS E&C Holdings, Inc. (originally incorporated as Bear Merger Sub, Inc.), as amended and filed with the Secretary of State of Delaware on February 16, 2010

3.70*	Bylaws of URS E&C Holdings, Inc., as amended

3.71*	Certificate of Incorporation of URS International, Inc. (originally incorporated as Woodward-Clyde International, Inc.), as amended and filed with the Secretary of State of Delaware on April 17, 2002

3.72*	Amended and Restated By-Laws of URS International, Inc.

3.73	Certificate of Formation of URS Resources, LLC, as filed with the Secretary of State of Delaware on September 12, 2002 (filed as Exhibit 3.5(i) to the Form S-4/A filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)

3.74*	First Amended and Restated Limited Liability Company Agreement of URS Resources, LLC

3.75*	Certificate of Formation of URS Professional Solutions LLC (originally formed as WSMS LLC), as amended and filed with the Secretary of State of Delaware on August 6, 2012

3.76*	Fifth Amended and Restated Limited Liability Company Agreement of URS Professional Solutions LLC

4.1	Indenture, dated as of March 15, 2012, among URS Corporation, URS Fox US LP and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on March 20, 2012 and incorporated herein by reference)

4.2	First Supplemental Indenture, dated as of March 15, 2012, among URS Corporation, URS Fox US LP, the guarantors party thereto and U.S. Bank National Association, including the form of 3.850% Senior Notes due 2017 of URS Corporation and URS Fox US LP (filed as Exhibit 4.2 to the Form 8-K filed with the Securities and Exchange Commission on March 20, 2012 and incorporated herein by reference)

4.3	Second Supplemental Indenture, dated as of March 15, 2012, among URS Corporation, URS Fox US LP, the guarantors party thereto and U.S. Bank National Association, including the form of 5.000% Senior Notes due 2022 of URS Corporation and URS Fox US LP (filed as Exhibit 4.3 to the Form 8-K filed with the Securities and Exchange Commission on March 20, 2012 and incorporated herein by reference)

4.4	Third Supplemental Indenture, dated as of May 14, 2012, among URS Corporation, URS Fox US LP, the guarantors party thereto and U.S. Bank National Association (filed as Exhibit 4.6 to the Form 8-K filed with the Securities and Exchange Commission on May 18, 2012 and incorporated herein by reference)

4.5	Fourth Supplemental Indenture, dated as of September 24, 2012, among URS Corporation, URS Fox US LP, the guarantors party thereto and U.S. Bank National Association (filed as Exhibit 4.2 to the Form 8-K filed with the Securities and Exchange Commission on September 26, 2012 and incorporated herein by reference)

4.6	Registration Rights Agreement, dated as of March 15, 2012, among URS Corporation, URS Fox US LP, the guarantors party thereto and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers (filed as Exhibit 4.4 to the Form 8-K filed with the Securities and Exchange Commission on March 20, 2012 and incorporated herein by reference)

5.1**	Opinion of Latham & Watkins LLP

5.2**	Opinion of Patton Boggs, LLP

5.3**	Opinion of in-house counsel of URS Corporation

5.4**	Opinion of Cozen O’Connor, P.C.

5.5**	Opinion of Dickinson Wright PLLC

5.6**	Opinion of Parsons Behle & Latimer PLC (Nevada)

5.7**	Opinion of Parsons Behle & Latimer PLC (Utah)

5.8**	Opinion of Smith Moore Leatherwood LLP, Raleigh, North Carolina

5.9**	Opinion of in-house counsel of URS Corporation

5.10**	Opinion of Smith Moore Leatherwood LLP, Greenville, South Carolina

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of Patton Boggs, LLP (included in Exhibit 5.2)

23.4**	Consent of in-house counsel of URS Corporation (included in Exhibit 5.3)

23.5**	Consent of Cozen O’Connor, P.C. (included in Exhibit 5.4)

23.6**	Consent of Dickinson Wright PLLC (included in Exhibit 5.5)

23.7**	Consent of Parsons Behle & Latimer PLC (Nevada) (included in Exhibit 5.6)

23.8**	Consent of Parsons Behle & Latimer PLC (Utah) (included in Exhibit 5.7)

23.9**	Consent of Smith Moore Leatherwood LLP, Raleigh, North Carolina (included in Exhibit 5.8)

23.10**	Consent of in-house counsel of URS Corporation (included in Exhibit 5.9)

23.11**	Consent of Smith Moore Leatherwood LLP, Greenville, South Carolina (included in Exhibit 5.10)

24.1*	Power of Attorney (included on signature page of the registration statement)

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Letter to Clients

*	Previously filed.
**	Filed herewith.